Exhibit 23.1
                                                                 ------------

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the post effective amendment No.1 registration statement on Form S-8 of 1st Independence Financial Group, Inc. (Company) (333-113163) , the registration statement of the Company on Form S-8 (333-118198) and the registration statement of the Company on Form S-8 (333-136725) of our report dated April 11, 2008, appearing in the annual report on Form 10-K of the Company for the year ended December 31, 2007.


/s/ BKD, LLP

Louisville, Kentucky
April 11, 2008